UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-14273	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Van Heuven Goedhartlaan 7 B 1181 LE Amstelveen The Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (31-20) 420-3191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value EUR 0.02)	CLB	New York Stock Exchange

Common Stock (Par Value EUR 0.02)	CLB	Euronext Amsterdam Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

The following risk factor supplements the “Risk Factors” section in Part 1, Item 1A, of Core Laboratories’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021:

Risk factors associated with our international presence

We depend on the results of our international operations, which expose us to risks inherent in doing business abroad.

We conduct our business in over 50 countries. Our operations, and those of our clients, are subject to the various laws, regulations and other legal requirements of those respective countries as well as various risks peculiar to each country, which may include, but are not limited to:

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global economic conditions;
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political actions and requirements of national governments including trade restrictions, embargoes, seizure, detention, nationalization and expropriations of assets;
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interpretation of tax statutes and requirements of taxing authorities worldwide, including the United States, routing examination by taxing authorities and assessment of additional taxes, penalties and/or interest;
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trade and economic sanctions, tariffs or other restrictions imposed by the European Union, the United Kingdom, the United States or other countries;
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civil unrest;
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acts of terrorism;
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fluctuations and changes in currency exchange rates (see section below);
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the impact of inflation;
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difficulty in repatriating foreign currency received in excess of the local currency requirements;
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current conditions in oil producing countries such as Venezuela, Nigeria, Libya, Iran and Iraq considering their potential impact on the world markets; and
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geopolitical conflicts in the countries or regions we operate in, including the Russia-Ukraine conflict.

Historically, economic downturns and political events have resulted in lower demand for our services and products in certain markets. The continuing instability in the Middle East, North Africa, Russia and Ukraine, and the potential for activity from terrorist groups and on-going military conflict that the U.S. government has cautioned against have further heightened our exposure to international risks. The global economy is highly influenced by public confidence in the geopolitical environment and the situation in the Middle East, North Africa, Russia and Ukraine continues to be highly fluid; therefore, in addition to suspension of local operations in Ukraine and delivery of products into Ukraine and Russia, we expect to experience heightened international risks, which may include further suspension of local operations and delivery of products into the impacted countries.

From time to time, certain geopolitical conflicts may lead to imposition of economic sanctions and associated export controls applicable to our operations. These sanctions may be imposed against certain countries, companies and individuals that may restrict or prohibit transactions involving the countries, companies and individuals identified, which may also further restrict or prohibit us in conducting sales and maintaining operations in any of these jurisdictions.

Our operations may be adversely affected by sanctions, export controls, and similar measures targeting Russia and other countries and territories as well as other responses to Russia’s military conflict in Ukraine.

The recent geopolitical conflict between Russia and Ukraine has resulted in the U.S. government, European Union, the United Kingdom and other countries imposing broad-ranging and coordinated economic sanctions and export control measures against

Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic, including, among others:

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a prohibition on doing business with certain Russian companies, large financial institutions, officials and oligarchs;
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a prohibition on commercial activities in the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic;
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a commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications (“SWIFT”), the electronic banking network that connects banks globally;
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a ban on imports of Russian crude oil, liquefied natural gas and coal to the United States;
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a ban on imports of Russian crude oil and certain refined petroleum products originating in or exported from Russia to the European Union, subject to limited exceptions;
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a ban on new investment in the Russian energy sector; and
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enhanced export controls and trade sanctions targeting Russia’s importation of certain goods and technology, including restrictive measures on the export and re-export of dual-use goods, stricter licensing policy with respect to issuing export licenses, and increased use of “end-use” controls to block or impose licensing requirements on exports.

Due to the international scope of our operations, the Company is subject to various laws and regulations, including regulations issued by the U.S. Department of Treasury, the U.S. Department of State, the Bureau of Industry and Security (“BIS”) and Office of Foreign Asset Control (“OFAC”), as well as the counterparts of these agencies in foreign countries. The Company actively monitors changes in these regulations as they pertain to the goods and services we provide and their impact on our business, including our business partners and customers.

As the conflict in Ukraine continues, these sanctions may change and be expanded, which could further hinder the Company’s ability to do business in Russia or with certain Russian entities, which could have an adverse impact on the Company’s financial condition and results of operations. Furthermore, in retaliation against new international sanctions and as part of measures to stabilize and support the volatile Russian financial and currency markets, Russian authorities imposed significant currency control measures aimed at restricting the outflow of foreign currency and capital from Russia, imposed various restrictions on transacting with non-Russian parties, banned exports of various products and other economic and financial restrictions.

The Company routinely screens existing business partners globally against Specially Designated National / Restricted Persons lists. All new engagements with business partners are screened prior to the beginning of any business relationship. Individuals or entities that become subject to applicable sanctions are immediately blocked from further commercial activity with the Company until confirmed by the Company’s legal counsel whether permissible to proceed pursuant to a general or special license or other exemption, or a change in facts.

Furthermore, while we have policies, procedures and internal controls in place designed to ensure compliance with applicable sanctions and trade restrictions, and though the current effects from the Russia-Ukraine conflict have, thus far, not resulted in a material adverse impact to the Company’s financial condition or results of operations, our employees, contractors, and agents may take actions in violation of such policies and applicable law and we could be held ultimately responsible. We rely on our employees to adhere to the policies, procedures and internal controls we have established to maintain compliance with evolving sanctions and export controls. To that end, we have implemented training programs, both in person and online, to educate our employees on applicable sanctions and export controls laws. If we are held responsible for a violation of U.S. or other countries’ sanctions laws, we may be subject to various penalties, any of which could have a material adverse effect on our business, financial condition or results of operations.

Should future sanctions require us to cease or wind down our Russian operations, our assets located there may be impacted and could become subject to impairment. As of March 31, 2022, the Company’s fixed assets in Russia were $4.2 million, or less than 4% of the Company’s total fixed assets and less than 1% of the Company’s total assets. Additionally, the Company leases its operating facilities in Russia, and as of March 31, 2022, the contractual obligation to exit these leased facilities is approximately $1 million. For the year-ended December 31, 2021 and the three-month period ending March 31, 2022, revenue attributable to our operations in Russia were $28.6 million and $7.4 million, respectively, representing approximately 6% of the Company’s total revenue in each such period. Additionally, at March 31, 2022, we released $0.6 million of accrued withholding tax associated with $12 million of undistributed earnings from our Russian subsidiary, which are not expected to be distributed in the foreseeable future. Also, cessation of our Russian operations resulting from future sanctions may cause us to incur employee severance and other associated costs statutorily required under local labor laws.

In March 2022, we suspended our local operations in Ukraine to minimize risk to our employees. Revenue attributable to the Company’s local Ukraine operations were less than $0.6 million for the year-ended December 31, 2021, were approximately $0.1 million for the three-month period ending March 31, 2022, and as of March 31, 2022, fixed assets located in Ukraine were less than $50 thousand. Additionally, the Company has suspended product sales into Ukraine due to disruptions in freight transport services. Product sales shipped into Ukraine were $4.1 million for the year ended December 31, 2021, and $0.7 million for the three-month period ending March 31, 2022.

We are actively monitoring the situation in Ukraine and assessing its impact on our operations in the region, including our business partners and customers. We have not experienced any material interruptions in our infrastructure, supplies or networks needed to support our operations. However, the situation is rapidly evolving and the United States, the European Union, the United Kingdom and other countries may implement additional sanctions, export controls or other measures against Russia, Belarus and other countries, regions, officials, individuals or industries in the respective territories. We have no way to predict the progress or outcome of the conflict in Ukraine or its impacts in Ukraine, Russia or Belarus as the conflict, and any resulting government responses, are fluid and beyond our control.

The Russia-Ukraine conflict may also heighten many other risks disclosed in our 2021 Annual Report, any of which could materially and adversely affect our business and results of operations. Such risks include, but are not limited to, adverse effects on global macroeconomic conditions, including increased inflation; increased volatility in the price and demand of oil and natural gas, increased exposure to cyberattacks; limitations in our ability to implement and execute our business strategy; risks to employees and contractors that we have in the region; disruptions in global supply chains; exposure to foreign currency fluctuations and potential nationalizations and assets seizures in Russia, constraints or disruption in the capital markets and our sources of liquidity; our potential inability to service our remaining performance obligations and potential contractual breaches and litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: June 8, 2022	By	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer